                                                        EXHIBIT 10.32

THE DURIRON EMPLOYEE PROTECTION PLAN

[GRAPHIC OMITTED]

AS UPDATED AND REVISED EFFECTIVE MARCH 1, 1997

THE DURIRON EMPLOYEE PROTECTION PLAN (AS REVISED MARCH 1, 1997)

1.    WHAT IS THIS PLAN?

      An "Employee Protection Plan" to provide severance benefits to certain U.S. employees terminated after a "corporate takeover" of the Company. A "corporate takeover" means a change of control of the Company through a stock acquisition, a merger or some other method which arises from action which was not invited in advance by the Company's Board of Directors. The decision of the Board members (in office prior to the "corporate takeover") as to whether such action was invited shall be final and govern whether the following severance benefits apply.

2.    DOES THIS MEAN THAT THE COMPANY EXPECTS A CORPORATE TAKEOVER?

      No. However, we have all seen unexpected corporate takeovers of numerous other companies. Many corporate takeovers have resulted in the layoffs of employees. In order to protect employees in the event of a corporate takeover, the Company is providing the Employee Protection Plan. In a sense, the Employee Protection Plan is like fire insurance: you probably will never need it, but it is very valuable to have "just in case."

3.    WHAT EMPLOYEES ARE ELIGIBLE TO PARTICIPATE IN THE EMPLOYEE PROTECTION
      PLAN?

      All U.S. employees of the Company, except any union employees whose collective bargaining agreement with the Company does not include the Plan.

4. ARE ANY BENEFITS PAYABLE UNDER THE EMPLOYEE PROTECTION PLAN PRIOR TO A CORPORATE TAKEOVER?

      No.

5.    AFTER A CORPORATE TAKEOVER, WHAT MUST HAPPEN FOR ME TO RECEIVE BENEFITS?

      In general, you must either be fired or laid off. Also, you would receive benefits if you "resign for cause." This would mean that your resignation was caused by (i) a salary decrease, (ii) an involuntary transfer to another geographical location or (iii) a significant demotion in your responsibilities.

6.    HOW ARE MY BENEFITS DETERMINED UNDER THE EMPLOYEE PROTECTION PLAN?

      Benefits would be computed based upon your base salary, age and length of service at time of termination or time of the corporate takeover, whichever is more. The following formula applies:

      a.   120 hours of salary credit for each full year of service.
      b.   20 hours of salary credit per full year of age after age 40.
      c. 160 hours of salary credit for each $10,000 increment of annual base salary or portion thereof.

      All hours of salary credit would be added together to calculate your personal benefit.

      An example of a benefit computation is shown at the end of this announcement.

7.    HOW ARE EMPLOYEE PROTECTION PLAN BENEFITS ACTUALLY PAID?

      In a cash lump sum after employment termination. Standard payroll withholding taxes would apply.

8.    IS THERE A MAXIMUM BENEFIT PAYABLE?

      Yes. The maximum benefit would be 3,120 hours of salary credit. This is equivalent to about 1.5 years of your salary.

9.    CAN THE EMPLOYEE PROTECTION PLAN EVER BE TAKEN AWAY?

      The Plan, including benefit amounts, may be amended by the Company at any time prior to a corporate takeover. In fact, this revision amends the original version of the Plan which was published in 1989. However, if the Company ever learns through any public announcement of any corporate takeover proposal which leads to an actual corporate takeover of the Company which was not invited in advance by the Board, the Plan becomes irrevocable. The new owners of the Company would be legally obligated for a period of two years after the corporate takeover to honor the Plan. After this two year period, the Plan could be eliminated by the new owner.

10. COULD I BE DISCHARGED DURING THE TWO YEAR PERIOD AFTER A CORPORATE TAKEOVER AND NOT RECEIVE A PLAN BENEFIT?

      Not unless you are discharged for committing a "serious act." "Serious acts" are intentional actions within your direct control which are unlawful or endanger employee safety or harm the Company's reputation.

11.   DO OTHER COMPANIES PROVIDE BENEFITS LIKE THE EMPLOYEE PROTECTION PLAN?

      Yes, but usually it is only for their top level executives through so-called "golden parachutes." The Company is a leader in providing this benefit to employees other than executives. The Company believes that, under Total Quality, each employee makes a significant contribution. Thus, this Plan provides security to employees after a corporate takeover in the way that many other companies do only for their top executives.

12.   IS THERE ANY COST TO ME FOR THIS BENEFIT?

      No. The Company bears all costs. You would only need, prior to receiving payment, to give the Company a general release of any claims against the Company, except vested retirement rights.

13. WOULD I RECEIVE ANY PAYMENTS IF I VOLUNTARILY RESIGN OR RETIRE AFTER A CORPORATE TAKEOVER?

      No. But if you are forced to retire, you would receive both retirement benefits and Employee Protection Plan benefits.

14.   HOW CAN I FIND OUT MORE ABOUT THE EMPLOYEE PROTECTION PLAN?

      Questions about the Plan may be directed to your local Human Resources manager.

15.   BENEFIT COMPUTATION EXAMPLE:

      ASSUME:

      -     43 old employee
      -     10 years service
      -     salary of $20,800 ($10.00 per hour)
      -     laid off after corporate takeover

      CALCULATION:

      -  AGE: 43 - 40 = 3
           3 x 20 = 60 credit hours

      -  SERVICE:   120 x 10 (service years) = 1,200 credit hours

      -  SALARY:   $20,800 means 3 x 160 = 480 credit hours

      -  TOTAL CREDIT HOURS:    (60 + 1,200 + 480) =1,740 credit hours

      -  TOTAL SEVERANCE BENEFIT: (1,740 x $10.00) = $17,400 (less taxes)